Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 of SI Financial Group, Inc. of our report dated March 21, 2013, relating to our audit of the consolidated financial statements of Newport Bancorp, Inc. as of December 31, 2012 and 2011, and for the years then ended. We also consent to the reference to us under the heading “Experts” in the Prospectus included in this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 12, 2013